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                                                                  EXHIBIT 10.14

                            PHANTOM STOCK AGREEMENT
                            LIBERTYVILLE BANCORP INC


     This Phantom Stock Agreement ("Agreement"), dated as of January 31, 1996, is entered into by and between Libertyville Bancorp Inc, an Illinois Corporation (the "Company"), and Edward J. Wehmer of Lake Forest, Illinois ("Participant").

                                    RECITALS

     Whereas Participant is employed as Vice Chairman of the Company and has held that position since the organization of the Company and;

     Whereas Participant, in order provide shares of common stock to investors considered strategic by the board of directors and due to the lack of any other known willing sellers at the time, exercised 4,240 common stock warrants and sold the resulting common shares of the Company to those individuals out of his personal holdings (the "Sale"), and;

     Whereas the Board of Directors of the Company wish to compensate Participant for any current or future economic opportunity loss associated with the Sale;

     Now, therefore the Company and Participant agree as follows:

                                   AGREEMENT

     1) Award. The Company hereby grants and awards to Participant 6,000 phantom stock units (the "Units"). Each Unit shall have the right to receive as deferred compensation the value of the Units as hereinafter defined, delivered in the manner and subject to the terms and conditions hereinafter set forth. Units and their Value will be credited to an unfunded account (the "Account") for Participant on the books of the Company.

     2) Valuation of the Units. Except as set forth elsewhere herein, the value of each unit (the "Unit Value") shall be equal to the market value of a share of the Company's common stock (the "Market Value") less a calculated amount hereinafter referred to as the "Base Value". The Market Value shall be determined as the price per common share paid in the most recent arms length purchase or sale transaction involving the Company's common stock. If no such transaction has occurred within three months of a valuation date, either party at the Company's expense, can have the shares valued by a mutually agreed upon investment banker whose valuation shall be binding. The initial Base Value shall be $50.

     3) Adjustments. The number of Units and the Base Value shall be subject to adjustment from time to time as follows:

        a) In the event that the Common Stock of the Company is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or;

        b) In the event that the Company declares or enacts common stock dividends, common stock splits, reverse common stock splits, or other reclassifications or;

        c) In the event that the Company, in a merger, consolidation or reorganization with an "Affiliated Company" (as defined in Federal Reserve Bank Regulations) where the Company is not the survivor, receives stock or other securities of the surviving company then;


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     The Units and the Base Value shall be adjusted equitably as though the
Units were actually common shares owned by the Participant.

     4) Merger, Tender or Consolidation. In the event that the holders of the common stock of the Company are to receive consideration, whether in the form of cash or shares of another entity, as the result of the liquidation or dissolution of the Company, a merger, consolidation or reorganization with a non-affiliated entity under circumstances where the Company will not be the surviving party or in an event of a tender offer for the shares of the Company by which the offeror is to obtain control of the Company, the Market Value shall be equal to the value per share of the consideration tendered or exchanged for the common shares of the Company.

     5) Dividends. In the event that the Company or its affiliated successor pays any cash dividends on common stock or pays interest or dividends on securities which during the course of this agreement have been substituted for the common stock of the Company, the Account shall be credited with an amount equal to the dividends which are payable with respect to a number of shares of Common Stock equal to the number of Units then credited to the Account. Such an amount shall be referred to as a "Cash Credit". The balance of Cash Credits in the Account shall bear interest payable quarterly at the average ninety day US Treasury rate for the paying quarter. Any interest so credited to the Account shall also be considered as Cash Credits.

     In the event that the Company or its affiliated successor pays dividends on the Common Stock or any replacement security in the form of Common Stock or the substitute security, the Account shall be credited with additional Units or fractions thereof equal to the number of shares of Common Stock or substitute security distributed with respect to the number of Units then in the Account.

     6) Vesting. All Units shall be 100% vested as of the date of the Award. Any amounts credited to the Account shall be 100% vested as of the earlier of the date of the credit or the date of the transaction giving rise to the credit.

     7) Payment of Account Value. Except as provided elsewhere herein, payment of Account value (including the Value of the Units) shall be made as follows:

        a) Participant may at any time request a payment cash for all or any portion of the Account Value then in the Account. Any such request shall be in writing and be effective on the date that it is received by the Company.

        b) In the event the death of the Participant, his beneficiary shall receive a lump sum payment in the amount of the Account Value as of the date of death. If no beneficiary has been designated, payment shall be made to the executor of Participant's estate. Said payment shall be made within thirty days of the date of death.

        c) Any Account Value remaining as of the Termination Date will be paid to the Participant within thirty days of the Termination Date.


     The Company shall have the right to deduct from any payment made under this Plan the required amount of federal and state withholding tax required by those taxing authorities.

     8) Successors. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and the Participant, his heirs, legatees, administrators, executors and legal representatives.



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     9) Non-Alienation. Participant shall have no right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts payable under this Agreement, and no benefits payable under this plan shall be assignable in anticipation of payment either by voluntary or involuntary act, or by operation of law.

     10) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior oral or written agreements and understandings between the parties or their representatives relating to the Participant's deferred compensation through a Phantom Stock Agreement; provided however that nothing in this Agreement shall create a contract of employment between the Company and the Participant or confer upon the Participant any right to continued employment by the Company, and shall not be deemed to modify or supersede any other agreement between the parties respecting their employment relationship or compensation therefor or affect Participant's right to compensation and benefits in accordance with any such agreements or otherwise in accordance with the Company's regular practices from time to time.

     11) Modifications. This Agreement may be modified only by an agreement in writing signed by both parties.

     12) Nature of the Award. The award of Units to the Participant under this Agreement is solely an arrangement to pay deferred compensation in an amount equal to the value which the Participant would have received had the Participant held 6,000 shares of the Company Common Stock as of the date of the award. Nothing in this Agreement confers upon the Participant any rights as a stockholder of the Company. Participant's right to receive payments under this Agreement shall be no greater than the right of an unsecured general creditor of the Company. All payments shall be made from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to insure payment of such amounts. Participant shall have no right, title or interest in or to any investments which the Company may make to aid in meeting its obligations under this Agreement.

     13) Term of the Agreement. This Agreement shall end upon the earlier of the written agreement of the parties; upon the events indicated in paragraph 7(b) of this Agreement; or on January 31, 2006 (the"Termination Date").

     14) Notice. Any notice, request, filing, or other communication required or permitted by this Agreement shall be sufficient if in writing and if sent by first class mail to the Participant at the last address filed in writing with the Company, or to the Company at 727 Bank Lane, Lake Forest, Illinois, 60045, or such other address as the Company may specify from time to time in written notice to the Participant.

     15) Governing Law. This Agreement shall be construed in accordance with and subject to, and governed by the laws of the State of Illinois irrespective of the fact that one or more of the parties to this Agreement now is or may become the resident of another state.



Libertyville Bancorp, Inc.              Participant

s/ David A. Dykstra                     s/ Edward J. Wehmer
- -----------------------                 -------------------------
by: David A. Dykstra                    Edward J. Wehmer
    Executive Vice President